Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

November 21, 2012

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED
ONE BRYANT PARK
NEW YORK, NY 10036

As Representative of the Initial Purchasers

Ladies and Gentlemen:

Introductory.  Arch Coal, Inc., a Delaware corporation (the “Company”), proposes to issue and sell, in an initial placement (the “Initial Placement”) to certain purchasers (the “Initial Purchasers”), upon the terms set forth in a Purchase Agreement dated November 14, 2012 (the “Purchase Agreement”), $375,000,000 aggregate principal amount of the Company’s 9.875% Senior Notes due 2019 (the “Notes”).  The Notes will be fully and unconditionally guaranteed as to payment of principal, premium if any, and interest (the “Guarantees” and together with the Notes hereinafter referred to as the “Securities”) by certain subsidiaries of the Company (the “Guarantors”) in accordance with the Indenture (as defined herein).  To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy a condition of your obligations thereunder, each of the Company and the Guarantors, jointly and severally, agrees with you for your benefit and the benefit of the holders from time to time of the Securities (including the Initial Purchasers) (each a “Holder” and, together, the “Holders”), as follows:

1.                                      Definitions.  Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement.  As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 405 under the Act; and the terms “controlling” and “controlled” shall have meanings correlative thereto.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Company” shall have the meaning set forth in the preamble hereto.

“Deferral Period” shall have the meaning set forth in section 4(k)(ii) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Offer Registration Period” shall mean the one-year period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

“Exchange Offer Registration Statement” shall mean a registration statement of each of the Company and the Guarantors on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchanging Dealer” shall mean any Holder (which may include any Initial Purchaser) that is a Broker-Dealer and elects to exchange for New Securities any Securities that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from any Guarantor or any Affiliate of any Guarantor) for New Securities.

“FINRA Rules” shall mean the Conduct Rules and the By-Laws of the Financial Industry Regulatory Authority, Inc.

“Freely Transferable” shall mean a Security that at any time of determination (i) may be transferred in accordance with Rule 144 by a person that is not an “affiliate” (as defined in Rule 144) of the Company where no conditions under Rule 144 are then applicable (other than the holding period requirement of paragraph (d) of Rule 144 so long as such holding period requirement is satisfied at such time of determination) and (ii) does not bear any restrictive legends relating to the Act.

“Free Writing Prospectus” shall mean each free writing prospectus (as defined in Rule 433 under the Act) prepared by or on behalf of the Company or the Guarantors or used or referred to by the Company or the Guarantors in connection with the sale of the Securities or the New Securities.

“Guarantee” shall have the meaning set forth in the preamble hereto.

“Guarantors” shall have the meaning set forth in the preamble hereto.

“Holder” shall have the meaning set forth in the preamble hereto.

“Indenture” shall mean the indenture relating to the Securities, dated as of November 21, 2012, among the Company, each of the Guarantors and UMB Bank National Association, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

“Initial Placement” shall have the meaning set forth in the preamble hereto.

“Initial Purchaser” shall have the meaning set forth in the preamble hereto.

“Losses” shall have the meaning set forth in Section 7(d) hereof.

“Majority Holders” shall mean, on any date, Holders of a majority of the aggregate principal amount of outstanding Securities and New Securities registered under a Registration Statement.

“Managing Underwriters” shall mean the investment bank or investment banks and manager or managers that administer an underwritten offering, if any, under a Registration Statement.

“New Securities” shall mean debt securities of the Company identical in all material respects to the Securities (except that the interest rate step-up provisions and the transfer restrictions shall be modified or eliminated, as appropriate) and to be issued under the Indenture or the New Securities Indenture.

“New Securities Indenture” shall mean an indenture among the Company, each of the Guarantors and the New Securities Trustee, identical in all material respects to the Indenture (except that the interest rate step-up provisions will be modified or eliminated, as appropriate), which may be the Indenture if in the terms thereof appropriate provision is made for the New Securities.

“New Securities Trustee” shall mean a bank or trust company reasonably satisfactory to the Initial Purchasers, as trustee with respect to the New Securities under the New Securities Indenture.

“Notes” shall have the meaning set forth in the preamble hereto.

“Offering Memorandum” shall have the meaning set forth in the Purchase Agreement.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the New Securities covered by such Registration Statement, and all amendments and supplements thereto and all material incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble hereto.

“Registered Exchange Offer” shall mean the proposed offer of the Company and the Guarantors to issue and deliver to the Holders of the Securities that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Securities, a like aggregate principal amount of the New Securities.

“Registration Statement” shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the New Securities pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

“Rule 144” shall mean Rule 144 under the Act.

“Securities” shall have the meaning set forth in the preamble hereto.

“Shelf Registration” shall mean a registration effected pursuant to Section 3 hereof.

“Shelf Registration Period” has the meaning set forth in Section 3(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Guarantors pursuant to the provisions of Section 3 hereof which covers some or all of the Securities or New Securities, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Trustee” shall mean the trustee with respect to the Securities and New Securities under the Indenture.

“underwriter” shall mean any underwriter of Securities in connection with an offering thereof under a Shelf Registration Statement.

2.                                      Registered Exchange Offer  (a)  Unless prohibited under applicable law or policy of the Commission, the Company and the Guarantors shall prepare and file with the Commission an Exchange Offer Registration Statement with respect to the Registered Exchange Offer and use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective under the Act as soon as practicable after the Exchange Offer Registration Statement is filed with the Commission.

(b)                                 Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Securities for New Securities (assuming that such Holder is not an Affiliate of the Company or any Guarantor, acquires the New Securities in the ordinary course of such Holder’s business, has no arrangements with any Person to participate in the distribution of the New Securities and is not prohibited by any law or policy of the Commission from participating in the Registered

Exchange Offer) to trade such New Securities from and after their receipt without any limitation or restrictions under the Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.  The Company and the Guarantors shall consummate such Registered Exchange Offer not later than 365 days of the date of the date hereof (or if such 365th day is not a Business Day, the next succeeding Business Day).

(c)                                  In connection with the Registered Exchange Offer, the Company and the Guarantors shall:

(i)                                     mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(ii)                                  keep the Registered Exchange Offer open for not less than 30 Business Days and not more than 45 Business Days after the date notice thereof is mailed to the Holders (or, in each case, longer if required by applicable law);

(iii)                               use their commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective under the Act, supplemented and amended as required under the Act in order to ensure that it is available for sales of New Securities by Exchanging Dealers during the Exchange Offer Registration Period;

(iv)                              utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan in New York City, which may be the Trustee, the New Securities Trustee or an Affiliate of either of them; provided that if the Trustee shall be the depositary, it shall be at any of its offices located in the United States;

(v)                                 permit Holders to withdraw tendered Securities (in accordance with the procedures set forth in the Exchange Offer Registration Statement) at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer is open;

(vi)                              prior to effectiveness of the Exchange Offer Registration Statement, provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are conducting the Registered Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991); and (B) including a representation that the Company and each of the Guarantors has not entered into any arrangement or understanding with any Person to distribute the New Securities to be received in the Registered Exchange Offer and that, to the best of each of the Company’s and the Guarantors’ information and belief, each Holder participating in the Registered Exchange Offer is acquiring the New Securities in the ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the New Securities; and

(vii)                           comply in all material respects with all applicable laws.

(d)                                 As soon as practicable after the close of the Registered Exchange Offer, the Company and the Guarantors shall:

(i)                                     accept for exchange all Securities tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

(ii)                                  deliver or cause to be delivered to the Trustee for cancellation in accordance with Section 4(s) all Securities so accepted for exchange; and

(iii)                               cause the New Securities Trustee promptly to authenticate and deliver to each Holder of Securities a principal amount of New Securities equal to the principal amount of the Securities of such Holder so accepted for exchange.

(e)                                  Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the New Securities (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991) and Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction and (z) must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Act if the resales are of New Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Company or the Guarantors or one of their Affiliates.  Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to the Company and the Guarantors that, at the time of the consummation of the Registered Exchange Offer:

(i)                                     any New Securities received by such Holder will be acquired in the ordinary course of business;

(ii)                                  such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Securities or the New Securities within the meaning of the Act;

(iii)                               such Holder is not an Affiliate of the Company or any Guarantor; and

(iv)                              and such other representations as may be necessary under applicable Commission rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the Act available.

(f)                                   If any Initial Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment, at the request of such Initial Purchaser, the Company and the Guarantors shall issue and deliver to such Initial Purchaser or the Person purchasing New Securities registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Initial Purchaser, in exchange for such Securities, a like principal amount of New

Securities.  The Company and the Guarantors shall use their commercially reasonable efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such New Securities as for New Securities issued pursuant to the Registered Exchange Offer.

3.                                      Shelf Registration.  (a)  If (i) due to any change in law or applicable interpretations thereof by the Commission’s staff, the Company and the Guarantors determine upon advice of their outside counsel that they are not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; (ii) for any other reason the Registered Exchange Offer is not consummated within 365 days of the date hereof; (iii) any Initial Purchaser so requests with respect to Securities that are not eligible to be exchanged for New Securities in the Registered Exchange Offer and that are held by it following consummation of the Registered Exchange Offer; (iv) any Holder (other than an Initial Purchaser) is not eligible to participate in the Registered Exchange Offer; or (v) in the case of any Initial Purchaser that participates in the Registered Exchange Offer or acquires New Securities pursuant to Section 2(f) hereof, such Initial Purchaser does not receive freely tradeable New Securities in exchange for Securities constituting any portion of an unsold allotment (it being understood that (x) the requirement that an Initial Purchaser deliver a Prospectus containing the information required by Item 507 or 508 of Regulation S-K under the Act in connection with sales of New Securities acquired in exchange for such Securities shall result in such New Securities being not “freely tradeable”; and (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of New Securities acquired in the Registered Exchange Offer in exchange for Securities acquired as a result of market-making activities or other trading activities shall not result in such New Securities being not “freely tradeable”), the Company and the Guarantors shall effect a Shelf Registration Statement in accordance with subsection (b) below.

(b)                                 (i)  The Company and the Guarantors shall as promptly as practicable file with the Commission and thereafter the Company and the Guarantors shall use their commercially reasonable efforts to cause to be declared effective under the Act a Shelf Registration Statement relating to the offer and sale of the Securities or the New Securities, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder; and provided further, that with respect to New Securities received by an Initial Purchaser in exchange for Securities constituting any portion of an unsold allotment, the Company and the Guarantors may, if permitted by current interpretations by the Commission’s staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of their obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

(ii)                                  Subject to Section 4(k)(ii), the Company and the Guarantors shall use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders until all of the

Securities are Freely Transferable (in any such case, such period being called the “Shelf Registration Period”).  Each of the Company and the Guarantors shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless (A) such action is required by applicable law; or (B) such action is taken by the Company and the Guarantors in good faith and for valid business reasons (not including avoidance of the Company’s and Guarantors’ obligations hereunder), including the acquisition or divestiture of assets, so long as each of the Company and the Guarantors promptly thereafter complies with the requirements of Section 4(k) hereof, if applicable.

(iii)                               The Company and the Guarantors shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission; and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.                                      Additional Registration Procedures.  In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement the following provisions shall apply.

(a)                                 The Company and the Guarantors shall:

(i)                                     furnish to you, not less than five Business Days prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and, upon request, shall use their commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as you reasonably propose;

(ii)                                  include the information set forth in Annex A hereto on the facing page of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer;

(iii)                               if requested by an Initial Purchaser, include the information required by Item 507 or 508 of Regulation S-K, as applicable, in the Prospectus contained in the Exchange Offer Registration Statement; and

(iv)                              in the case of a Shelf Registration Statement, include the names of the Holders that propose to sell Securities pursuant to the Shelf Registration Statement as selling security holders as long as they have complied with the terms thereof.

(b)                                 The Company and the Guarantors shall ensure that:

(i)                                     any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder; and

(ii)                                  any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)                                  The Company shall provide you, the Holders of Securities covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has been provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by you or any such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company and the Guarantors shall have remedied the basis for such suspension):

(i)                                     when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii)                                  of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information; provided, that prior to the effectiveness of such Registration Statement, the Company and the Guarantors need only advise the Initial Purchasers of any such request;

(iii)                               of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(iv)                              of the receipt by the Company or any Guarantor of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

(v)                                 of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided, that prior to the effectiveness of such Registration Statement, the Company and the Guarantors need only advise the Initial Purchasers of any such request.

(d)                                 The Company and the Guarantors shall use their commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction at the earliest possible time.

(e)                                  The Company and the Guarantors shall furnish to each Holder of Securities covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, and, if the Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein) and documents incorporated by reference.

(f)                                   The Company and the Guarantors shall, during the Shelf Registration Period, deliver to each Holder of Securities covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request.  Each of the Company and the Guarantors consents to the use of the Prospectus after the effectiveness of the applicable Registration Statement to which such Prospectus relates or any amendment or supplement thereto by each of the selling Holders of Securities in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g)                                  The Company and the Guarantors shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto and, if the Exchanging Dealer so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein) and documents incorporated by reference.

(h)                                 The Company and the Guarantors shall promptly deliver to each Initial Purchaser, each Exchanging Dealer and each other Person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such Person may reasonably request.  Each of the Company and the Guarantors consents to the use of the Prospectus or any amendment or supplement thereto by any Initial Purchaser, any Exchanging Dealer and any such other Person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the New Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

(i)                                     Prior to the Registered Exchange Offer or any other offering of Securities pursuant to any Registration Statement, the Company and the Guarantors shall use their commercially reasonable efforts to arrange, if necessary, for the qualification of the Securities or the New Securities for sale under the laws of such jurisdictions as any Holder shall reasonably request and will maintain such qualification in effect so long as required to enable the offer and sale in such jurisdictions of the Securities or New Securities; provided that in no event shall the Company or the Guarantors be obligated to qualify to do business in any jurisdiction where they are not then so qualified or to take any action that would subject them to service of process in suits or taxation, other than those arising out of the Initial Placement, the Registered Exchange

Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where they are not then so subject.

(j)                                    The Company and the Guarantors shall cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing New Securities or Securities to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.

(k)                                 (i) Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above during the period for which the Company and the Guarantors are required under this Agreement to maintain an effective Registration Statement, the Company and the Guarantors shall promptly prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to Initial Purchasers of the Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In such circumstances, other than with respect to any Deferral Period, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 and the Shelf Registration Statement provided for in Section 3(b) shall each be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(c) to and including the date when the Initial Purchasers, the Holders of the Securities and any known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section.

(ii) Upon the occurrence or existence of any pending corporate development or any other material event that, in the reasonable judgment of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, the Company shall give notice (without notice of the nature or details of such events) to the Holders that the availability of the Shelf Registration Statement is suspended and, upon actual receipt of any such notice, each Holder agrees not to sell any Securities pursuant to the Shelf Registration until such Holder’s receipt of copies of the supplemented or amended Prospectus provided for in Section 4(a) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.  The period during which the availability of the Shelf Registration or the Exchange Offer Registration Statement, as the case may be, and any Prospectus is suspended (the “Deferral Period”) shall not exceed 45 days in any three-month period or 90 days in any 365-day period.

(l)                                     Not later than the effective date of the applicable Registration Statement, the Company and the Guarantors shall provide a CUSIP number for the Securities or the New Securities, as the case may be, registered under such Registration Statement and provide the Trustee with printed certificates for such Securities or New Securities, in a form eligible for deposit with The Depository Trust Company.

(m)                             The Company and the Guarantors shall comply with all applicable rules and regulations of the Commission and shall make generally available to their security holders as soon as practicable after the effective date of the applicable Registration Statement an earning statement satisfying the provisions of Section 11(a) of the Act.

(n)                                 The Company and the Guarantors shall cause the Indenture or the New Securities Indenture, as the case may be, to be qualified under the Trust Indenture Act of 1939 as amended, as required by applicable law, in a timely manner.

(o)                                 The Company and the Guarantors may require each Holder of Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company and the Guarantors such information in writing regarding the Holder and the proposed distribution of such Securities as the Company and the Guarantors may from time to time reasonably require for inclusion in such Registration Statement.  The Company and the Guarantors may exclude from such Shelf Registration Statement the Securities of any Holder that fails to furnish such information in writing within a reasonable time after receiving such request or any Holder that does not agree in writing to be bound by all of the provisions of this Registration Rights Agreement applicable to such Holder.

(p)                                 In the case of any Shelf Registration Statement, the Company and the Guarantors shall enter into customary agreements (including, if requested, an underwriting agreement in customary form) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any, with respect to all parties to be indemnified pursuant to Section 7 hereof).

(q)                                 In the case of any Shelf Registration Statement, each of the Company and the Guarantors shall:

(i)                                     make reasonably available for inspection by the Holders of Securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, and pertinent corporate documents of the Company and its subsidiaries; provided however, that, if any such records, documents or other information are related to pending or proposed acquisitions or dispositions, or otherwise related to matters reasonably considered by the Company to constitute sensitive or proprietary information, each Holder receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information;

(ii)                                  cause the Company’s officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, legal counsel, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that such information may not be used for any other purposes than due diligence; and provided further, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, legal counsel, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;

(iii)                               make such representations and warranties to the Holders of Securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and selling security holders in secondary offerings, as applicable, and covering matters including, but not limited to, those set forth in the Purchase Agreement;

(iv)                              if any of the Securities or New Securities, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, obtain opinions of counsel to the Company and the Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested by selling security holders and underwriters, as applicable, in underwritten offerings;

(v)                                 if any of the Securities or New Securities, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Securities registered thereunder and the underwriters, if any, provided that such letters need not be addressed to any Holder to whom, in the reasonable opinion of the Company’s independent public accountants, addressing such letter is not permissible under applicable accounting standards, in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with primary underwritten offerings or secondary offerings, as applicable; and

(vi)                              deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 4(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and the Guarantors.

The actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 4(q) shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto; and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

(r)                                    In the case of any Exchange Offer Registration Statement, each of the Company and the Guarantors shall, for any Initial Purchaser which is exchanging Securities for New Securities in the Exchange Offer:

(i)                                     make reasonably available for inspection by such Initial Purchaser, and any attorney, accountant or other agent retained by such Initial Purchaser, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries provided, however, that if any such records, documents or other information related to pending or proposed acquisitions or dispositions, or otherwise related to matters reasonably acceptable to such parties and the Company to constitute sensitive or proprietary information, each Holder receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information;

(ii)                                  cause the Company’s officers, directors and employees to supply all relevant information reasonably requested by such Initial Purchaser or any such attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that such information may not be used for any other purposes than due diligence; and provided, further, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such Initial Purchaser or any such attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;

(iii)                               make such representations and warranties to such Initial Purchaser in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement; and

(iv)                              deliver such documents and certificates as may be reasonably requested by such Initial Purchaser or its counsel, including those necessary to evidence compliance with Section 4(k) and with conditions customarily contained in underwriting agreements.

The foregoing actions set forth in clauses (iii) and (iv) of this Section 4(r) shall be performed at the close of the Registered Exchange Offer and the effective date of any post-effective amendment to the Exchange Offer Registration Statement.

(s)                                   If a Registered Exchange Offer is to be consummated, upon delivery of the Securities by Holders to the Company and the Guarantors (or to such other Person as directed by the Company or the Guarantors) in exchange for the New Securities, the Company and the Guarantors shall mark, or caused to be marked, on the Securities so exchanged that such Securities are being canceled in exchange for the New Securities.  In no event shall the Securities be marked as paid or otherwise satisfied.

(t)                                    The Company and the Guarantors shall use their commercially reasonable efforts (i) if the Securities have been rated prior to the initial sale of such Securities, to confirm such ratings will apply to the Securities or the New Securities, as the case may be, covered by a Registration Statement; or (ii) if the Securities were not previously rated, to cause the Securities covered by such Registration Statement to be rated by at least one nationally recognized statistical rating agency, if so requested by Majority Holders with respect to the related Registration Statement or by any Managing Underwriters.

(u)                                 In the event that any Broker-Dealer shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the FINRA Rules) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company and the Guarantors shall assist such Broker-Dealer in complying with the requirements of such FINRA Rules including, without limitation, by:

(i)                                     if such FINRA Rules shall so require, engaging a “qualified independent underwriter” (as defined in such FINRA Rules) to participate in the preparation of the Registration Statement, to exercise usual standards of due diligence with respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities;

(ii)                                  indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 7 hereof; and

(iii)                               providing such information to such Broker-Dealer as may be required in order for such Broker-Dealer to comply with the requirements of such FINRA Rules.

(v)                                 The Company and the Guarantors shall use their commercially reasonable efforts to take all other steps necessary to effect the registration of the Securities or the New Securities, as the case may be, covered by a Registration Statement.

(w)                               The Company and the Guarantors represent, warrant and covenant that neither the Company nor any Guarantor (including their respective agents and representatives) will prepare, make, use, authorize, approve or refer to any Free Writing Prospectus.

5.                                      Liquidated Damages.  In the event that (i) the Registered Exchange Offer is not consummated 365 days of the date hereof (or if such 365th day is not a Business Day, the next succeeding Business Day), or (ii) a Shelf Registration Statement is required to be filed but has not been declared effective under the Act within 365 days of the date hereof (or if such 365th day is not a Business Day, the next succeeding Business Day), the interest rate borne by the Securities shall be increased by one-quarter of one percent per annum for the first 90 days following such period.  Such interest rate will increase by an additional one-quarter of one percent per annum thereafter up to a maximum aggregate increase of one percent per annum.  Upon (a) the effectiveness of the Exchange Offer Registration Statement, (b) the consummation of the Registered Exchange Offer or (c) the effectiveness of the Shelf Registration Statement, the interest rate borne by the Securities will be reduced to the original interest rate.

6.                                      Registration Expenses.  The Company and the Guarantors shall bear all expenses incurred in connection with the performance of their obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel (which shall initially be Shearman & Sterling LLP, but which may, with the written consent of the Initial Purchasers, be another nationally recognized law firm experienced in securities matters, designated by the Majority Holders) to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchasers for the reasonable fees and disbursements of counsel acting in connection therewith.  Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Securities pursuant to the Shelf Registration Statement.

7.                                      Indemnification and Contribution.  (a)Each of the Company and the Guarantors agrees, jointly and severally, to indemnify and hold harmless each Holder of Securities or New Securities, as the case may be, covered by any Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer), the directors, officers, employees and agents of each such Holder and each Person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or in any Free Writing Prospectus used in violation of this Agreement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company and the Guarantors by or on behalf of any such Holder specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company and the Guarantors may otherwise have.

Each of the Company and the Guarantors also agrees to indemnify or contribute as provided in Section 7(d) hereof to Losses of each underwriter of Securities or New Securities, as the case may be, registered under a Shelf Registration Statement, their directors, officers, employees or agents and each Person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 7(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(p) hereof.

(b)                                 Each Holder of securities covered by a Registration Statement (including each Initial Purchaser that is a Holder and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer) severally agrees to indemnify and hold harmless each of the Company and the Guarantors, each of its directors, each of its officers who signs such Registration Statement and each Person who controls the Company or any Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from each of the Company and the Guarantors to each such Holder, but only with reference to written information relating to such Holder furnished to the Company and the Guarantors by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

(c)                                  Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statements as to any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)                                 In the event that the indemnity provided in paragraph (a) or (b) of this Section is unavailable to or insufficient to hold harmless an indemnified party for any reason, then in lieu thereof, each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, liability, damage or action) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser or any subsequent Holder of any Security or New Security be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Security, or in the case of a New Security, applicable to the Security that was exchangeable into such New Security, as set forth on the cover page of the Offering Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such Losses.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by each of the Company and the Guarantors shall be deemed to be equal to the total net proceeds as set forth on the cover page of the Offering Memorandum.  Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions from the Initial Placement, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities or New Securities, as applicable, registered under the Act.  Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses.  Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section, each Person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each Person who controls the Company or any Guarantor within the meaning of either the Act or the Exchange Act, each officer of the Company or any Guarantor who shall have signed the Registration Statement and each director of the Company or any Guarantor shall have the same rights to contribution as the Company and the Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)                                  The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any Guarantor or any of the officers, directors or controlling Persons referred to in this Section hereof, and will survive the sale by a Holder of securities covered by a Registration Statement.

8.                                      Underwritten Registrations.  (a)If any of the Securities or New Securities as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders.

(b)                                 No Person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such Person (i) agrees to sell such Person’s Securities or New Securities, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9.                                      No Inconsistent Agreements.  The Company and the Guarantors have not, as of the date hereof, entered into, nor shall they, on or after the date hereof, enter into, any agreement with respect to their securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

10.                               Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company and the Guarantors have obtained the written consent of the Majority Holders (or, after the consummation of any Registered Exchange Offer in accordance with Section 2 hereof, of New Securities); provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company and the Guarantors shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective.  Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities or New Securities, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Securities or New Securities, as the case may be, being sold rather than registered under such Registration Statement.

11.                               Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

(a)                                 if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to Merrill Lynch, Pierce, Fenner & Smith Incorporated;

(b)                                 if to you, initially at the respective addresses set forth in the Purchase Agreement; and

(c)                                  if to the Company or any Guarantor, initially at its address set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given when received.

The Initial Purchasers or the Company and the Guarantors by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

12.                               Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company and the Guarantors thereto, subsequent Holders of Securities and the New Securities.  Each of the Company and the Guarantors hereby agrees to extend the benefits of this Agreement to any Holder of Securities and the New Securities, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

13.                               Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

14.                               Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

15.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

16.                               Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

17.                               Securities Held by the Company, etc.  Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or New Securities is required hereunder, Securities or New Securities, as applicable, held by the Company, or its Affiliates (other than subsequent Holders of Securities or New Securities if such subsequent

Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or New Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ARCH COAL, INC.

By:	/s/ John T. Drexler

	Name:	John T. Drexler
	Title:	Senior Vice President and Chief Financial Officer

Registration Rights Agreement

Allegheny Land Company
Arch Coal Sales Company, Inc.
Arch Coal Terminal, Inc.
Arch Coal West, LLC
Arch Development, LLC
Arch Energy Resources, LLC
Arch Reclamation Services, Inc.
Arch Western Acquisition Corporation
Arch Western Acquisition, LLC
Arch Western Resources, LLC
Ark Land Company
Ark Land KH, Inc.
Ark Land LT, Inc.
Ark Land WR, Inc.
Ashland Terminal, Inc.
Bronco Mining Company, Inc.
Catenary Coal Holdings, Inc.
Coal-Mac, Inc.
CoalQuest Development LLC
Cumberland River Coal Company
Hawthorne Coal Company, Inc.
Hunter Ridge, Inc.
Hunter Ridge Coal Company
Hunter Ridge Holdings, Inc.
ICG, Inc.
ICG, LLC
ICG ADDCAR Systems, LLC
ICG Beckley, LLC
ICG East Kentucky, LLC
ICG Eastern, LLC
ICG Eastern Land, LLC
ICG Hazard, LLC
ICG Hazard Land, LLC
ICG Illinois, LLC
ICG Knott County, LLC
ICG Natural Resources, LLC
ICG Tygart Valley, LLC
International Coal Group, Inc.
Juliana Mining Company, Inc.
King Knob Coal Co., Inc.
Lone Mountain Processing, Inc.
Marine Coal Sales Company
Melrose Coal Company, Inc.
Mingo Logan Coal Company
Mountain Gem Land, Inc.
Mountain Mining, Inc.

Registration Rights Agreement

Mountaineer Land Company
Otter Creek Coal, LLC
Patriot Mining Company, Inc.
Powell Mountain Energy, LLC
Prairie Holdings, Inc.
Shelby Run Mining Company, LLC
Simba Group, Inc.
Thunder Basin Coal Company, L.L.C.
Triton Coal Company, LLC
Upshur Property, Inc.
Vindex Energy Corporation
Western Energy Resources, Inc.
White Wolf Energy, Inc.
Wolf Run Mining Company

By:	/s/ John T. Drexler
Name:	John T. Drexler
Title:	Vice President

Arch Western Bituminous Group, LLC
Arch Western Finance, LLC
Arch of Wyoming, LLC
Canyon Fuel Company, LLC
Mountain Coal Company, L.L.C.

By:	/s/ James E. Florczak
Name:	James E. Florczak
Title:	Vice President and Treasurer

Registration Rights Agreement

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

Acting on behalf of itself
and as the Representative of
the several Initial Purchasers

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ J. Lex Maultsby
	Name:	J. Lex Maultsby
	Title:	Managing Director

Registration Rights Agreement

ANNEX A

Each Broker Dealer that receives New Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities.  The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.  This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of New Securities received in exchange for Securities where such Securities were acquired by such Broker-Dealer as a result of market-making activities or other trading activities.  The Company and the Guarantors have agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business one year after the Expiration Date, they will make this Prospectus available to any Broker-Dealer for use in connection with any such resale.  See “Plan of Distribution”.

ANNEX B

Each Broker-Dealer that receives New Securities for its own account in exchange for Securities, where such Securities were acquired by such Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities.  See “Plan of Distribution”.

ANNEX C

PLAN OF DISTRIBUTION

Each Broker-Dealer that receives New Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities.  This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of New Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities.  The Company and the Guarantors have agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any Broker-Dealer for use in connection with any such resale.  In addition, until                       , 20      , dealers effecting transactions in the New Securities may be required to deliver a prospectus.

The Company and the Guarantors will not receive any proceeds from any sale of New Securities by brokers-dealers.  New Securities received by Broker-Dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker-Dealer and/or the purchasers of any such New Securities.  Any Broker-Dealer that resells New Securities that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such New Securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of New Securities and any commissions or concessions received by any such Persons may be deemed to be underwriting compensation under the Securities Act.  The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the Expiration Date, the Company and the Guarantors will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Broker-Dealer that requests such documents in the Letter of Transmittal.  The Company and the Guarantors have agreed to pay all expenses incidental to the Registered Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and certain transfer taxes and will indemnify the holders of the Securities (including any Broker-Dealers) against certain liabilities, including liabilities under the Securities Act.

Under existing interpretations of the Act by the Commission’s staff contained in several no-action letters to third parties, and subject to the immediately following sentence, the Company and the Guarantors believe that the New Securities would generally be freely transferable by holders after the Registered Exchange Offer without further registration under the Act, subject to certain representations required to be made by each Holder of New Securities, as set forth below.  However, any purchaser of New Securities who an “affiliate” (as defined in Rule 405 under the Act) of the Company and the Guarantors or who intends to participate in the Registered Exchange Offer for the purpose of distributing the New Securities:

•                                          will not be able to rely on the applicable interpretation of the staff of the Commission;

•                                          will not be able to tender its Securities in the Registered Exchange Offer; and

•                                          must comply with the registration and prospectus delivery requirements of the Act in connection with any sale or transfer of the Securities unless such sale or transfer is made pursuant to an exemption from such requirements.

The Company and the Guarantors do not intend to seek their own interpretations regarding the Registered Exchange Offer and there can be no assurance that the Commission’s staff would make a similar determination with respect to the New Securities as it has in other interpretation to other parties, although the Company and the Guarantors have no reason to believe otherwise.

[If applicable, add any other information required by Regulation S-K Items 507 an/or 508.]

ANNEX D

Rider A

PLEASE FILL IN YOUR NAME AND ADDRESS BELOW IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

Rider B

If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the New Securities in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of New Securities and it has no arrangements or understandings with any Person to participate in a distribution of the New Securities nor will it have any such arrangements or understandings upon consummation of the Exchange Offer.  If the undersigned is a Broker-Dealer that will receive New Securities for its own account in exchange for Securities, it represents that the Securities to be exchanged for New Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Act.